Exhibit 10.1

CONFIDENTIAL TREATMENT REQUESTED

Portions of this Exhibit have been redacted pursuant to a request for confidential treatment under Rule 24b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended. Omitted information, marked “[***]” in this Exhibit, has been filed separately with the Securities and Exchange Commission together with such request for confidential treatment.

LICENSE AGREEMENT

This LICENSE AGREEMENT (this “Agreement”) is made and entered into effective as of October 15th, 2018 (the “Effective Date”) by and between Tactile Systems Technology, Inc. a Delaware corporation (“Tactile”), and Sun Scientific, Inc., a Delaware corporation (“Sun”) (individually a “Party” and collectively the “Parties”).

RECITALS

A.Each Party is a manufacturer and supplier of medical products.

B.Tactile desires to receive a license in the Field and in the Territory to certain Sun intellectual property to further develop, modify, produce, market, brand, distribute, and price products relating to such intellectual property and Sun desires to grant such license to Tactile, subject to the terms and conditions of this Agreement.

AGREEMENT

For good, valuable and sufficient consideration, Sun and Tactile have entered into this Agreement as of the above Effective Date, subject to the following terms and conditions.

1.Definitions

(a)“Action” shall have the meaning provided in Section 11(a).

(b)“Affiliate” means any corporation, firm, limited liability company, partnership, other entity, person or governmental authority that directly or indirectly controls, is controlled by or is under common control with another entity.  For purposes of this definition, control means ownership, directly or through one or more Affiliates, of 50% (or such lesser percentage which is the maximum allowed to be owned by a foreign entity in a particular jurisdiction) or more of the shares of the stock entitled to vote for the election of directors, in the case of a corporation, or 50% (or such lesser percentage which is the maximum allowed to be owned by a foreign entity in a particular jurisdiction) or more of the equity interests in the case of any other legal entity and equal or more control of the board of directors or equivalent governing body of such entity.

(c)“Bankruptcy Code” shall have the meaning provided in Section 12(a).

(d)“Business Day” means any day except Saturday, Sunday or any other day on which commercial banks located in Wilmington, Delaware are authorized or required by law to be closed for business.

(e)“Chosen Firm” shall have the meaning provided in Section 4(b)(i).

[***] = Indicates confidential information omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(f)“Commercialization” means the marketing, promoting, distributing, offering for sale or selling the Products resulting in aggregate Net Sales of the Products by Tactile of US$150,000.  When used as a verb, “Commercialize”  or “Commercialized”  means to engage in Commercialization.

(g)“Commercialization Statement” shall have the meaning provided in Section 5(a).

(h)“Commercialization Statement Date” shall have the meaning provided in Section 5(a).

(i)“Confidential Information” shall have the meaning provided in Section 9(a).

(j)“Discloser” shall have the meaning provided in Section 9(a).

(k)“DVT Prevention Application” means the use of compression including but not limited to use of the Licensed IP, as a prophylaxis for Deep Vein Thrombosis (“DVT”).

(l)“DVT Refusal Period” shall have the meaning provided in Section 7(c)(ii).

(m)“DVT ROFR Notice” shall have the meaning provided in Section 7(c)(i).

(n)“Earned Royalty” shall have the meaning provided in Section 3(b).

(o)“Existing Products” means the Products as sold by Sun Scientific on the Effective Date.

(p)“Field” means all medical applications with or without prescription, including but not limited to swelling/edema and ulcers (including lymphedema and chronic venous insufficiency conditions), but does not include the DVT Prevention Application.  For the avoidance of doubt, travel applications are included in the Field and the only exclusion from the Field is the DVT Prevention Application.

(q)“Infringement Claim” shall have the meaning provided in Section 8(b)(i).

(r)“Licensed Brand” means the brand name “Aero-Wrap” and associated trademarks and brand names relating to Existing Products sold by Sun Scientific and listed on Exhibit B.

(s)“Licensed IP” means, collectively, all Licensed Know-How, Licensed Patents and Licensed Brands.

(t)“Licensed Know-How” means all trade secrets, know‑how, manufacturing processes, clinical strategies, product specifications, scientific data, clinical trial data, market analyses, designs, training manuals and other non‑public information that is necessary or useful to further develop, manufacture, use or sell the Products, including the Licensed Manufacturing Know-How.

[***] = Indicates confidential information omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(u)“Licensed Manufacturing Know-How” means Sun’s proprietary design and manufacturing processes necessary or useful to manufacture the Products,  including as described in Sun’s FDA 510(k) and Medicare PDAC regulatory filings, but in all cases as described in detail in Exhibit C, provided, however, that Licensed Manufacturing Know-How does not include any information to the extent that it: (i) was already legally in the possession and control of Tactile prior to its receipt from Sun; (ii) is independently derived by Tactile without use of the information described on Exhibit C; (iii) is or becomes a matter of public knowledge through no fault of Tactile; (iv) is disclosed by Sun to a third party  without any duty of confidentiality to Sun; (v) is disclosed under operation of law; or (vi) is lawfully obtained from a third party under no obligation of confidentiality to Sun.

(v)“Licensed Patents” means the patents and patent applications (including any patents issued during the Term) in each case as listed in Exhibit A, as they pertain to the Products and specifically excluding any claims not relating to a compression product,  together with all patents that issue therefrom in the Territory and all continuations, continuations-in-part, divisionals, extensions, substitutions, reissues, re-examinations, and renewals of any of the foregoing in the Territory and Field.  For the avoidance of doubt, wound dressing claims relating to PFAB are not included in Licensed Patents.

(w)“Losses” means all losses, damages, liabilities, deficiencies, claims, actions, judgments, settlements, interest, awards, penalties, fines, costs, or expenses of whatever kind, including reasonable attorneys’ fees and the cost of enforcing any right to indemnification hereunder and the cost of pursuing any insurance providers.

(x)“Net Sales” means the total gross amount of monies or cash equivalent or other consideration paid by unaffiliated third parties for the sale of any product, including a Product, less the sum of the following: (a) discounts allowed in amounts customary in the trade as long as the Products are not unduly discounted to favor other Tactile products; (b) sales, tariff duties, and use taxes directly imposed and with reference to particular sales; (c) outbound transportation prepaid or allowed; (d) amounts allowed or credited on returns; and (e) adjustments made by insurance payers to the allowable amount reimbursed, in each case as determined in accordance with GAAP as applied by Tactile.

(y)“New Jurisdiction” means any jurisdiction other than the jurisdictions included in the Territory.

(z)“Option” shall have the meaning provided in Section 7(a).

(aa)“Option Notice” shall have the meaning provided in Section 7(a).

(bb)“Option Period” shall have the meaning provided in Section 7(a).

(cc)“Payment Statement” shall have the meaning provided in Section 3(f)(2).

[***] = Indicates confidential information omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(dd)“PFAB” means a locally applied wound dressing, with or without an absorbent layer, that utilizes prefilled or inflatable bladder member.

(ee)“Products” means (i) all versions of Aero-Wrap, including Aero-Wrap, Aero-Wrap Acute, and Aero-Wrap Lite for prescription and over-the-counter, non-prescription use in the Field,  and/or (ii) any products that are disclosed or covered by the Licensed Patents, Licensed Manufacturing Know-How, or Licensed Brand.

(ff)“Recipient” shall have the meaning provided in Section 9(a).

(gg)“Royalty” means collectively, any Earned Royalty and any Sublicensing Royalty.

(hh)“Sports Application” means the use of compression for athletic enhancement and not medical purposes (making claims only related to athletic performance).

(ii)“Sublicensing Royalty” has the meaning provided in Section 3(c).

(jj)“Sun Indemnitee” shall have the meaning provided in Section 11(a).

(kk)“Tactile Contributions” means any improvements, modifications, derivatives, enhancements, information, or other contributions to the Products made or suggested by Tactile or by Tactile employees or contractors on or after the Effective Date for which patents are granted to Tactile.

(ll)“Tactile Indemnitee” shall have the meaning provided in Section 11(b).

(mm)“Territory” means the United States and Canada.

(nn)“Transaction” shall have the meaning provided in Section 7(a).

(oo)The terms, “include” and “including,” mean includes without limitation or including without limitation.

2.License Grant; Sublicensing; Tactile Contributions; Technical Assistance.

(a)Patent License.  Sun hereby grants Tactile and Tactile’s Affiliates a royalty bearing, exclusive (even with respect to Sun ), sublicensable (including pursuant to Section 2(d) below) license during the Term in the Territory and the Field, under the Licensed Patents to make, have made, use, have used, sell, have sold, offer for sale, have offered for sale, import, have imported, export, have exported, distribute, have distributed and otherwise transfer Products.

(b)Trademark License.  Sun hereby grants Tactile and Tactile’s Affiliates a royalty bearing, exclusive (even with respect to Sun), sublicensable (including pursuant to Section 2(d) below) and revocable (to the extent provided for in this Agreement) license during the Term in the Territory and the Field, to use the Licensed Brands relating to the sale and promotion of the Products.

[***] = Indicates confidential information omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(c)Know-How License.  Sun hereby grants Tactile and Tactile’s Affiliates a royalty bearing, exclusive (even with respect to Sun), sublicensable (including pursuant to Section 2(d) below) right to use the Licensed Know-How during the Term in the Territory and the Field for purposes of designing, developing, making, using, selling, offering for sale, and importing the Products.

(d)Sublicensing.

(i)Sublicense Grant. Subject to the terms and conditions of this Agreement, Sun hereby grants to Tactile the right to sublicense all or any of its licensed rights to and under the Licensed IP to any third party for the further development of the Licensed IP in such third party’s products.   Tactile hereby guarantees the performance of its Affiliates and permitted sublicensees and the grant of any such sublicense shall not relieve Tactile of its obligations under this Agreement, except to the extent they are satisfactorily performed by such sublicensee. Tactile shall remain responsible for all actions or omissions of its sublicensees, including any breach of the terms of this Agreement and the license grants herein.  Any act or omission of a sublicensee that would be a breach of this Agreement if performed by Tactile will be deemed a breach by Tactile of this Agreement.  For the avoidance of doubt, sublicensing does not include any sale of Tactile’s Products by dealers, distributors or resellers.

(ii)Notice of Sublicense Agreement. Tactile shall deliver to Sun a true, complete, and correct copy of each sublicense agreement entered into by Tactile, and any modification or termination thereof, within ten Business Days following the applicable execution, modification, or termination of the sublicense agreement. Any such sublicenses shall be subject to the terms and conditions of this Agreement.

(e)Reservation of Rights.

(i)Subject to the rights granted to Tactile under this Section 2, Sun will retain all rights, title and interests in and to the Licensed IP.  Notwithstanding the license grants provided in subsections (a)-(c) above, Sun retains the right to (A) make, have made, and manufacture Products within the Territory for sale outside of the Territory or outside the Field, (B) use the Licensed Brands within the Territory to promote sales outside the Territory or outside the Field, and (C) use the Know-How within the Territory to further design, develop, make, use, sell, and offer for sale the Products outside of the Territory or outside of the Field.

(ii)In the Territory, Sun retains all rights to the Licensed IP as related to the Sports Application, subject to the following:  (A) branding (including Licensed Brands and name brands) of any product for Sports Application must be distinctly different from Existing Products; (B) product styling must be different from Existing Products and not include a foot strap (making it not optimal for lower leg venous medical applications); and (C) Sun may not license or sell any product for the Sports Application to

[***] = Indicates confidential information omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

a company known by Sun to be a channel partner of Tactile without the prior written consent of Tactile (such consent by Tactile shall not be unreasonably withheld, delayed or conditioned) or to a company selling medical compression products without the prior written consent of Tactile.  Tactile will not market the Products for Sports Applications but will not be deemed to have breached this Agreement if a Royalty bearing Product sold by Tactile is used in Sports Applications by an end user.

(f)Tactile Contributions.  Sun acknowledges and agrees that Tactile will retain all rights, title and interests in and to all Tactile Contributions.  Sun will not use, license, or make available any Tactile Contribution for the benefit of any third party, including in connection with any product that is manufactured, supplied, sold, or otherwise distributed for the benefit of any third party, unless Sun and Tactile enter into a mutually acceptable agreement for Sun to license such Tactile Contribution.

(g)Third Party Manufacturers.  Tactile will have the right to have Products made for Tactile by third party manufacturers, provided that the third-party manufacturer is subject to obligations and restrictions on the use of the Licensed IP as set forth in this Agreement.

(h)Technical Assistance.  Sun will provide Tactile and its third-party manufacturers reasonable assistance to enable Tactile and its third party manufacturers to manufacture the Products for use or sale within the Territory.  In connection with the foregoing, Sun will provide Tactile (and its third-party manufacturers, as directed by Tactile) all technical data relating to the Products, including the bill of materials, drawings, component and material suppliers, and all other information reasonably necessary to enable Tactile and its third-party manufacturers to manufacture the Products for use or sale within the Territory.  Sun acknowledges and agrees that all such reasonable assistance will be provided free of charge and Sun is not entitled to any fees for any such assistance; provided, however, all travel expenses will be paid by Tactile prior at any Sun personnel travelling outside of Westchester County, New York. Sun will provide to Tactile copies of all documents and records relating to the Licensed Know-How, including copies of all files for the Licensed IP.  Representatives of Tactile will be given reasonable access and opportunity to communicate with Sun engineers familiar with the Licensed IP for the purpose of using the Licensed Know-How, and Sun will provide such other cooperation to Tactile as is reasonably requested to fully use the Licensed IP within the Field.

(i)Tactile has sole discretion with respect to, developing, modifying, producing, marketing, branding, distributing, and pricing the Products in the Field within the Territory, subject to compliance with all laws and regulations. For the avoidance of doubt, Tactile will not, directly or indirectly, sell, distribute or promote the Products outside of the Territory or outside of the Field within the Territory and will refer all inquiries for Products outside of the Territory or outside of the Field to Sun for Sun to fulfill such orders.

[***] = Indicates confidential information omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(j)Sun will cease sales, distribution, promotion or other commercial activity with respect to any products that use the Licensed IP in the Field within the Territory as of the Effective Date and transfer existing customers in the Territory within the Field to Tactile, and, subject to applicable patient privacy laws, provide a list of these customers that have purchased any products from Sun within the three-year period prior to the date hereof and any information relating to sales of Products to these customers, to Tactile so that Tactile may provide Products to these customers.  Any third-party inquiries to Sun for purchase of Product in the Field within the Territory will be answered by Sun stating that Tactile is the appropriate seller.  For the avoidance of doubt, Sun will not sell any Products in the Field within the Territory but will continue to sell and distribute products outside of the Field in the Territory and will continue to promote and engage in other commercial activity within the Territory for sales outside the Territory such as attending trade shows, maintaining a website, and other commercial activities.  Sun will retain all existing business operations and liabilities of Sun relating to any products that use the Licensed IP, including inventory, before the Effective Date.

(k)Tactile commits to using the Licensed IP as soon as is commercially reasonable after the Effective Date.  If Tactile has not used the Licensed Patents by January 1, 2020, Sun may terminate this Agreement pursuant to Section 6(b)(iv)(A).  Further, Sun may also terminate this Agreement on or before the 21-month anniversary of the Effective Date pursuant to Section 6(b)(iv)(B) if Tactile has not Commercialized the Products within eighteen (18) months of the Effective Date.

(l)Maintenance.

(i)Sun is responsible for paying all costs for maintenance of the Licensed Patents and prosecution of patent applications in the Licensed Patents in the Territory.  Sun may elect, on 25 days’ prior written notice to Tactile, to discontinue the prosecution and maintenance and payment of all related fees and costs of any patents and patent applications in the Territory forming a part of the Licensed Patents.  Subject to Tactile’s rights to assume the same as provided below, Sun may at its own discretion and expense, continue or abandon any or all of such Licensed Patents for which the filing, prosecution or maintenance was discontinued by it.

(ii)If Sun elects not to continue to pay the patent fees and costs in the Territory for any or all Licensed Patents as described in Section 2(l)(i), or elects not to continue to  prosecute or maintain patents and patent applications, all as provided above, then Tactile may agree to assume the responsibility to pay such patent fees and costs and continue to  prosecute and maintain such patents and patent applications,  and Sun shall assign all right, title and interest in and to such patents or patent applications to Tactile; provided, however, that such patents or patent applications which are assigned to Tactile shall be removed from the list of Licensed Patents.

[***] = Indicates confidential information omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

3.Payments.

(a)Initiation Fee. In consideration of the licenses granted under this Agreement, Tactile will pay on the Effective Date, to Sun a one-time, non-refundable, non-creditable license initiation fee of US$4,000,000 in cash.

(b)Earned Royalty.  In consideration of its license to the Licensed IP under this Agreement, Tactile shall pay to Sun a royalty of [***] percent ([***]%) of Tactile’s Net Sales of the Products sold by or for Tactile in the Territory during the Term pursuant to the license grant in Section 2 (“Earned Royalty”).  Such royalty may be modified as provided in Section 3(d) and Section 5.

(c)Sublicensing Royalty. Tactile shall pay to Sun a sublicensing royalty (“Sublicensing Royalty”) of [***]% of sublicensee’s Net Sales of the Products.  Such royalty may be modified as provided in Section 3(d) and Section 5.  In addition, Tactile shall pay to Sun [***]% of any one-time or lump sum payments made to Tactile by such Sublicensee attributable to the Products (as reasonably agreed by Tactile and Sun) pursuant to any sublicensing agreement, including but not limited to initiation fees, up-front royalties, option payments, milestones, earn-outs and the like.  Tactile and Sun will agree to the value of any non-cash consideration received by Tactile from a third party in lieu of cash as consideration from such third party under a sublicense agreement; provided that if Tactile and Sun cannot agree on such value, they will appoint a mutually acceptable appraiser to value the non-cash consideration. For the avoidance of doubt, Sun will be paid its consideration percentage for any non-cash value received by Tactile in cash paid by Tactile.

(d)Royalty Stacking. If, during the Term, Tactile modifies a Product such that it requires a third-party license to intellectual property that would not have been required to make, use, or sell the Existing Products, then Sun has no obligation to Tactile and any royalty that Tactile may have to pay is additional to any Royalties owed to Sun.  However, if the Existing Products are found to violate a third party’s intellectual property, then Tactile after consultation with Sun and with Tactile’s IP counsel, may in its sole discretion takes a royalty-bearing license under patent or copyright rights owned by a third party in any country in the Territory to make, use, offer to sell, sell, or import any Product and Tactile pays a royalty to such third party, Tactile may deduct from any Royalty payment due under this Agreement the royalties actually paid by Tactile to each such third party for such Product, but in no event shall such deduction reduce the applicable Earned Royalty payable to Sun by more than half of the Earned Royalty. By way of example, if Tactile makes a third party royalty payment under this Section of [***]% of Net Sales while Tactile is paying an Earned Royalty of [***]% of Net Sales to Sun, then the Earned Royalty paid to Sun will be reduced to [***]% of Net Sales; provided, however, if Tactile is paying an Earned Royalty of [***]% of Net Sales to Sun under Section 5(b)(ii) at such time of the third party royalty of [***]%, then the Earned Royalty paid to Sun would be reduced to [***]% of Net Sales.  Any such deductions from Tactile shall be detailed to Sun as part of the Royalty Statement.

[***] = Indicates confidential information omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(e)Taxes. Royalties and other sums payable under this Agreement are exclusive of taxes. Sun shall be responsible for all sales, use, excise, and value added taxes, and any other similar taxes, duties, and charges of any kind imposed by any federal, state, or local Governmental Authority on any amounts payable by Tactile hereunder.

(f)Royalty Payment Terms and Royalty Statements.

(i)Tactile shall pay all Royalties (A) for each Quarterly Period that is not the fourth quarter of Tactile’s fiscal year, within 60 days of the last day of such Quarterly Period, and (B) for each Quarterly Period that is the fourth quarter of Tactile’s fiscal year, within 80 days of the last day of such Quarterly Period. Tactile shall make all payments in US dollars by wire transfer of immediately available funds to a bank account to be designated in writing by Sun.

(ii)On or before the due date for the payment of Royalties pursuant to Section 3(f)(i), Tactile shall provide Sun with a statement (“Payment Statement”) showing:

(1)the total number of Products sold by Tactile and any sublicensees in the relevant Quarterly Period, broken down by Product (as determined by product code/SKU);

(2)Tactile’s Net Sales of all Products sold (broken down by Product and product code/SKU), the relevant deductions from gross sales to calculate the Net Sales amount, and the total Sublicensing Royalties accrued in the relevant Quarterly Period; and

(3)the Quarterly Period for which the Earned Royalties and the Sublicensing Royalties were calculated.

(g)Interest on Late Payments.  If any payment due to Sun under this Agreement is not paid when due, then Tactile shall pay interest thereon (before and after any judgment) at an annual rate (but with interest accruing on a daily basis) equal to the lesser of (a) the prime rate as reported on the first Business Day of each month such payment is overdue in The Wall Street Journal, Eastern Edition, plus two (2) percentage points, and (b) the maximum rate permitted by applicable law.  Interest payable shall run from the day following the date upon which payment of the relevant principal sum became due through the date of payment thereof in full together with such interest.  For the avoidance of doubt, Tactile will continue to pay Royalties and not suspend such payments during any challenge of the validity of any of the Licensed Patents.

4.Records; Dispute Resolution.

(a)Records Tactile shall keep complete and accurate records of its and its sublicensees’ sales, uses, transfers, and other dispositions of Products reasonably necessary for the calculation of payments to be made to Sun hereunder for the

[***] = Indicates confidential information omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

period required by Tactile’s records retention policy but not less than may be required to document or audit the Contingent Payment requirement of Section 5.  Tactile shall ensure than any sublicense agreement contains a record retention provision consistent with this Agreement and both Tactile and any Sublicensee shall make its records reasonably available to the Chosen Firm during normal working hours so that the Chosen Firm may resolve any dispute as set forth in Section 4(b).

(b)Dispute Resolution.

(i)The Payment Statement will be binding and conclusive upon the Parties unless Sun gives written notice of disagreement to Tactile within 45 Business Days after receipt of the Payment Statement, specifying in reasonable detail the nature and extent of such disagreement.  If Sun and Tactile mutually agree upon the Payment Statement within 30 Business Days after Tactile’s receipt of such notice from Sun, such agreement shall be binding upon the Parties.  If Tactile and Sun are unable to resolve any such disagreement(s) within such 30-Business Day period, either Sun or Tactile may refer the accounting matters remaining in dispute for final determination to such reputable, national independent accounting firm as Sun and Tactile may designate by mutual agreement (the firm so designated, the “Chosen Firm”).  The Chosen Firm shall only have authority to resolve those accounting matters specifically referred to it for resolution related to a dispute regarding the Payment Statement, and shall apply the provisions of this Agreement in resolving any dispute pursuant hereto.  The Parties shall use their reasonable commercial efforts to cause the Chosen Firm to resolve any such disputed accounting matters within 30 days after such referral.  The decision of the Chosen Firm as to any accounting matters in dispute shall be in writing and shall be final and binding upon all parties hereto for all purposes, absent manifest error.  Any disagreements among the parties with respect to any matters of law or the interpretation of this Agreement remain subject to the dispute resolution provisions set forth in Section 12(g), and the Chosen Firm shall have no authority to decide such matters unless specifically agreed by Tactile and Sun at the time, and any dispute as to whether a matter is an accounting matter or a matter of law or interpretation of this Agreement will, unless otherwise agreed by Tactile and Sun at the time, be resolved pursuant to the dispute resolution procedures set forth in Section 12(g).  Tactile shall ensure all sublicense agreements include access to records as required to resolve any disputes pursuant to this Section 4(b)(i) relating to such royalties or other consideration to be paid under sublicense agreements.

(ii)If the Chosen Firm’s report shows that payments made by Tactile are deficient, Tactile shall pay Sun the deficient amount within 30 Business Days after Tactile’s receipt of the report.  If payments made by Tactile are found to be deficient by more than 5%, Tactile shall pay for the cost of the Chosen Firm.  If payment made by Tactile are not found to be deficient by more than 5%, Sun shall pay for the cost of the Chosen

[***] = Indicates confidential information omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Firm.  If payments by Tactile are found to be in surplus, then such surplus shall be credited as advance payment of royalties and may be deducted by Tactile in full from future royalty payments until such credit is fully exhausted.

5.Contingent Payment; Royalty Paydown

(a)At Tactile’s election, either (i) within 90 days after the seventh anniversary of the date of Commercialization or (ii) at any time after Tactile’s cumulative Net Sales of the Products have exceeded US$[***] (if such time occurs before the seventh anniversary of the date of Commercialization) (such date, the “Commercialization Statement Date”), Tactile shall provide Sun with a statement (“Commercialization Statement”) showing:

(1)the total number of Products sold by Tactile during such period beginning on the date of Commercialization and ending on the Commercialization Statement Date; and

(2)Tactile’s Net Sales of all Products sold, including the relevant deductions from gross sales to calculate the Net Sales amount during such period beginning on the date of Commercialization and ending on the Commercialization Statement Date.

The Commercialization Statement will be binding and conclusive upon the Parties unless Sun gives written notice of disagreement to Tactile within 30 Business Days after receipt of the Commercialization Statement, specifying in reasonable detail the nature and extent of such disagreement.  Any disputes relating to the Commercialization Statement shall be resolved in accordance with the procedures set forth in Section 4(b).

(b)If Tactile’s cumulative Net Sales of the Products during the period beginning on the date of Commercialization and ending on the Commercialization Statement Date exceed US$[***]:

(i)Tactile would pay to Sun within 30 Business Days after the Commercialization Statement is finalized, a one-time payment of US$[***], and on the anniversary of the date on which the Commercialization Statement is finalized, a second one-time payment of US$[***], resulting in cumulative payments of US$[***], in each case payable either in cash or freely tradeable Tactile stock, at the sole election of Tactile;  and

(ii)The royalty rate in Section 3(b) and Section 3(c) for the quarter in which the initial US$[***] payment described in Section 5(b)(i) is paid by Tactile and for every remaining quarter in the Term is modified to be [***]% of Tactile’s Net Sales of the Products.

(c)If Tactile’s cumulative Net Sales of the Products in the first 7 years after Commercialization do not exceed US$[***], the Commercialization Statement

[***] = Indicates confidential information omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Date will be within 90 days after the seventh anniversary after the date of Commercialization.  If Tactile’s cumulative Net Sales of the Products in the first 7 years after Commercialization exceed US$80,000,000 and do not exceed US$[***]:

(i)Tactile would pay to Sun within 30 Business Days after the Commercialization Statement is finalized, a one-time payment of US$[***], and on the anniversary of the date on which the Commercialization Statement is finalized, a second one-time payment of US$[***], resulting in cumulative payments of US$[***], in each case payable either in cash or freely tradeable Tactile stock at the sole election of Tactile;  and

(ii)The royalty rate in Section 3(b) and Section 3(c) for the quarter in which the initial US$[***] payment described in Section 5(c)(i) is paid by Tactile and for every remaining quarter in the Term is modified to be [***]% of Tactile’s Net Sales of the Products.

6.Term; Termination

(a)Term.  This Agreement will become effective on the Effective Date and unless earlier terminated in accordance with the terms herein, will continue in force until the date of expiration of the last to expire or be invalidated of the Licensed Patents (the “Term”).  If this Agreement has been terminated under Section 6(b), all licenses granted in the Agreement shall immediately terminate.    If this Agreement has not been earlier terminated under Section 6(b), upon expiration of the Term, all licenses granted in the Agreement shall survive expiration of the Agreement and no further Royalties will be owed to Sun by Tactile.

(b)Termination.  This Agreement may also be terminated as follows:

(i)By either Party for a Material Breach. Each Party may terminate this Agreement upon a material breach of this Agreement that is not capable of being cured or, if capable of being cured, that is not cured within 30 Business Days after receiving notice of the breach from the non-breaching Party.

(ii)By Tactile.  Tactile may terminate this Agreement at any time and for any or no reason upon six months’ prior written notice to Sun.  If Tactile terminates the Agreement under this Section 6(b)(ii), Tactile will provide Sun with the list of customers to which Tactile sold Products in the three-year period before such termination, subject to applicable patient privacy laws. Such termination under this section 6(b)(ii) does not relieve Tactile of any obligations accrued as of the date of termination including the payment of past Royalties or any obligations that may be earned under Section 5.

(iii)By Sun.  Sun may terminate the Agreement upon six months’ prior written notice if Tactile’s Net Sales of the Products in any calendar year beginning January 1, 2022 do not exceed US$[***].  If Sun elects to terminate the Agreement under this Section 6(b)(iii), Tactile shall have

[***] = Indicates confidential information omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

the option, at its sole discretion, to remedy the shortfall once and only once during the Term, by paying Sun a one-time payment equal to (A) three (3) times the total royalties that would have been paid if Net Sales of the Products were US$[***] in that calendar year minus (B) the total Royalties paid in that calendar year with a sales shortfall.  If Sun terminates the Agreement under this Section 6(b)(iii), Tactile will provide Sun with the list of customers to which Tactile sold Products in the three-year period before such termination, subject to applicable patient privacy laws.

(iv)By Sun.    (A) Sun may terminate the Agreement on or before January 31, 2020 if Tactile has not used the Licensed Patents by January 1, 2020.  (B) Sun may terminate the Agreement on or before the 21-month anniversary of the Effective Date if Tactile has not Commercialized the Products within eighteen (18) months of the Effective Date.  On or before the 19-month anniversary of the Effective Date, Tactile shall provide to Sun a statement of all Net Sales for the first 18 months from the Effective Date.

(c)Sell Off Period.  Upon termination of this Agreement for any reason, Tactile will have the right to dispose of all stocks of Products in its possession or control and all Products in the course of manufacture as of the date of termination for a period of one year after the date of termination, in each case, in accordance with the terms and conditions of this Agreement (including Royalty payments).

(d)Return or Destruction of Licensed Know-How.  Upon termination of this Agreement Tactile, at the request of Sun, shall return or, at the election of Tactile, use reasonable efforts to destroy, and thereafter provide to Sun written certification evidencing such destruction, all data, files, records and other materials in its possession or control relating to the Licensed Know-How, or containing or comprising the Licensed Know-How or other Sun Confidential Information (except one copy of which may be retained solely for archival purposes); provided that Tactile shall have not obligation pursuant to this Section 6(d) to return or destroy any information to the extent that it: (i) was already legally in the possession and control of Tactile prior to its receipt from Sun; (ii) is independently derived by Tactile without use of the Licensed Know-How; (iii) is or becomes a matter of public knowledge through no fault of Tactile; (iv) is disclosed by Sun to a third party  without any duty of confidentiality to Sun; (v) is disclosed under operation of law; or (vi) is lawfully obtained from a third party under no obligation of confidentiality to Sun.

(e)Effect of Termination on Sublicenses.    Any and all sublicense agreements entered into by Tactile or any of its Affiliates with a sublicensee pursuant to Section 2(d) shall include a provision that upon termination of this Agreement the sublicense agreement shall be converted into a license directly between Sun and the sublicensee, provided that, with respect to each such sublicense agreement, either (i) Sun shall have the right to consent (with such right not to be unreasonably withheld, delayed or conditioned) to such sublicense agreement or

[***] = Indicates confidential information omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(ii) if Sun has not consented to such sublicense agreement pursuant to clause (i), Sun in its sole discretion may terminate such sublicense agreement.

(f)Survival.  All provisions which are continuing in nature, including those involving confidentiality and indemnification, will survive termination of this Agreement.  Specifically, all financial obligations of Tactile under Sections 3 and 5 which have accrued prior to the termination date of this Agreement (for any reason) shall continue and such termination will not relieve Tactile from such payments and performing all related obligations.

7.Rights of First Negotiation and First Refusal

(a)Nothing in this Agreement limits Sun in any way from conducting its business in any manner it so elects outside of the Field or outside of the Territory. This includes the right to enter into distribution agreements, establish joint ventures, or any other activities Sun may elect to pursue to advance its business. However, while Royalties are being paid by Tactile under this Agreement, in the event Sun and its Affiliates decide in their sole discretion to (i) exit all commercial activities, (ii) otherwise sell the business that offers for sale or sells the Products, or (iii) license the Licensed IP (as a method of exiting its then current business) (any such transaction, a “Transaction”), in each case in a New Jurisdiction, Sun grants Tactile a right of first negotiation to acquire Sun’s interest in the Products in any Transaction in such New Jurisdiction (“Option”). Sun will contact Tactile promptly when Sun becomes ready to enter into any such Transaction in a New Jurisdiction (the “Option Notice”).  The Option Notice will describe in reasonable detail the proposed terms of the Transaction proposed by Sun in the New Jurisdiction, including the consideration to be paid.  If Tactile notifies Sun of its acceptance of the terms of the Option within 30 Business Days of Tactile’s receipt of the Option Notice (the “Option Period”), Tactile and Sun shall negotiate in good faith the remaining terms of the Option.  If Tactile does not notify Sun of its acceptance of the terms of the Option within the Option Period, the Option shall automatically expire solely with respect to the New Jurisdiction on the terms set forth in the Option Notice and Sun may offer the Licensed IP in the New Jurisdiction for a period of one year to any third party on terms substantially similar to, or not materially better for such prospective licensee than, the terms that were offered to Tactile in the Option Notice.  If Sun determines to offer the Licensed IP in the New Jurisdiction on terms that are materially better for such prospective licensee than were offered to Tactile in the Option Notice, Sun shall provide a new Option Notice to Tactile, which Option Notice will be subject to the terms of this Section 7(a).

(b)Nothing in this Agreement limits Sun in any way from conducting its business in any manner it so elects outside of the Field or outside of the Territory. However, during the Term and while Royalties are being paid by Tactile, should Sun in its sole discretion elect to enter into any Transaction (including for purposes of this Section 7(b) any license of the Licensed IP, joint venture or distribution/reseller transaction with a third party) with respect to the DVT Prevention Application, Tactile is granted a right of first refusal to purchase, license, resell, distribute or

[***] = Indicates confidential information omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

otherwise market, promote, distribute, offer for sale or sell the DVT Prevention Application:

(i)Notice.    If Sun proposes to enter into any Transaction, as the case may be, the DVT Prevention Application in the Territory, then Sun shall promptly give written notice (the “DVT ROFR Notice”) to Tactile at least 45 days prior to the closing of such transaction.  The DVT ROFR Notice shall describe in reasonable detail the proposed Transaction, including the consideration to be paid, and the jurisdictions subject to the license, and the name of the prospective third party (providing a confidentiality agreement does not prohibit the release of this information and, in such case, Sun shall provide to Tactile the jurisdiction of organization and approximate revenue ranges by jurisdiction of the counterparty in such Transaction) that will enter into such Transaction with respect to DVT Prevention Application.  Any such Transaction shall be subject to the terms of the license granted to Tactile under this Agreement and Sun shall so inform the prospective purchaser or transferee.

(ii)Right of First Refusal. For a period of 30 days following receipt of the DVT ROFR Notice (the “DVT Refusal Period”), Tactile shall have the right, exercisable by written notice to Sun, to enter into the Transaction covered by the DVT ROFR Notice with respect to, as the case may be, the DVT Prevention Application on the same terms and conditions as set forth in the DVT ROFR Notice.  Upon expiration or termination of the DVT Refusal Period, unless Sun has received written confirmation from Tactile regarding its exercise of its right of first refusal, Sun shall be free to enter into such transaction described in the DVT ROFR Notice with respect to the DVT Prevention Application on the terms and to the prospective purchaser or transferee pursuant to the DVT ROFR Notice.  If such license shall not have closed within 120 days after termination (extended for up to 60 days in connection with any regulatory waiting period such as pursuant to the Hart-Scott-Rodino Act) of the DVT Refusal Period, then Sun shall be obligated to give Tactile a new DVT ROFR Notice and right of first refusal pursuant to this Section 7(c)(ii).

(iii)Exercise of First Refusal Rights.    If Tactile exercises its right of first refusal, it shall be obligated to enter into the transaction for the DVT Prevention Application as the case may be on the terms set forth in the DVT ROFR Notice; provided, however, that if any consideration to be delivered to Sun is other than money, Tactile may deliver the monetary equivalent thereof in full payment of the purchase price.

8.Enforcement of Licensed Patents and Licensed Know-How and Third-Party Infringement Claims.

(a)Notification of Infringement.   Each Party agrees to provide written notice to the other Party promptly after becoming aware of any infringement by a third party

[***] = Indicates confidential information omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

of the Licensed IP.  Neither Party is aware of any third party infringers as of the Effective Date.

(b)Right to Bring Action or Defend.

(i)Tactile shall have the first right, but not the obligation, to institute, prosecute, and control any action, suit, or proceeding with respect to infringement or misappropriation of the Licensed IP in the Field within the Territory, including any declaratory judgment action (collectively an “Infringement Claim”), at its own expense, using counsel of its own choosing.  If Tactile is funding the Infringement Claim, Tactile may enter into any settlement or consent judgment or other voluntary final disposition of such Infringement Claim without the prior written consent of Sun provided such settlement is only within the Field within the Territory and has no implications on any Sun intellectual property or sales of Products outside the Field or Territory at which time Sun’s prior written consent is required (which may not be unreasonably withheld, delayed or conditioned).  If Tactile is not funding the Infringement Claim, no settlement or consent judgment or other voluntary final disposition of such Infringement Claim may be entered into by Tactile without the prior written consent of Sun (which may not be unreasonably withheld, delayed or conditioned).

(ii)If Tactile does not exercise such right within 90 days of any notice provided by Sun under Section 8(a), then Sun shall have the right, but not the obligation, to pursue such Infringement Claim.

(iii)Each Party shall cooperate and assist the other in pursuing any such Infringement Claim, including joining in any action or providing power of attorney if necessary.  Each Party shall bear its own costs and expenses in connection with such pursuit.  The controlling Party in any Infringement Claim brought under this Section shall provide the other Party, promptly following the controlling Party’s receipt or creation thereof, with copies of all documents filed or publicly disclosed in or in connection with such claim or action.  Any amounts recovered pursuant to an Infringement Claim under this Section 8(b) or any settlement thereof shall be applied (1) first to reimburse the Party instituting, prosecuting and controlling such Infringement Claim and its Affiliates for their costs and expenses, including reasonable attorneys’ fees, in connection therewith, (2) second to reimburse the costs and expenses of the other party and its Affiliates in connection with such Infringement Claim, and (3) any remaining amount shall be paid to the Party and its Affiliates that pursued the Infringement Claim; provided, however, that if Tactile pursues and solely funds such Infringement Claim then it shall pay Sun 30% of such remaining proceeds and if an ongoing royalty is part of the Infringement Claim it shall be subject to the Sublicensing Royalty and sharing of any one-time or lump sum payments under Section 3(c).

[***] = Indicates confidential information omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

9.Confidentiality and Publicity

(a)Confidential Information.  “Confidential Information” means all data, information and how-how disclosed by one Party (“Discloser”) to the other Party (“Recipient”) during the term of this Agreement (or in contemplation of it) regarding technology, designs, know-how, inventions, patent applications, trade secrets, data, business information, products, markets, and business plans relating to the subject matter of this Agreement (but will not include information excluded by Section 9(c) below).  Disclosures may be made in any manner, including through written documents, magnetic media, electronic transmissions, verbal disclosures, visual presentations and facility tours.  The obligations of this Agreement will apply to all information which the Recipient knows or has reason to know or believe that the Discloser considers to be Confidential Information.

(b)Obligations.  Each Party agrees it will make no use of Confidential Information of the other Party except for the purpose of this Agreement.  Such Confidential Information will not be disclosed without written permission of the owner; provided, however, that Tactile will be entitled to disclose Confidential Information of Sun to Tactile’s contractors and third-party manufacturers so long as such third parties are bound by written obligations of confidentiality.

(c)Exclusions.  The obligations set forth in Section 9(b) above will not apply to a Party’s information, and such information will not be deemed to be Confidential information, to the extent that it (i) was already legally in the possession and control of the Recipient prior to its receipt from the Discloser; (ii) is independently derived by the Recipient without use of the Discloser’s Confidential Information; (iii) is or becomes a matter of public knowledge through no fault of Recipient; (iv) is disclosed to a third party by Discloser without a duty of confidentiality on the third party; (v) is disclosed under operation of law; (vi) is disclosed by Recipient with Discloser’s prior written approval; or (vii) is lawfully obtained from a third party under no obligation of confidentiality to the Discloser.

(d)Publicity.  Neither Party may make any public announcement about or advertise the existence of this Agreement or divulge its terms and conditions other than with the prior written agreement of the other Party.  Tactile shall have the right to disclose information as required in SEC filings.

(e)Confidentiality Period.  Confidential Information disclosed under this Agreement will remain subject to the restrictions set forth in this Agreement until five years from the expiration or termination of this Agreement.

10.Representations, Warranties and Covenants.

(a)Mutual Representations and Warranties.  Each Party represents, warrants, and covenants to the other Party that:

(i)it is duly organized, validly existing, and in good standing as a corporation or other entity as represented herein under the laws and

[***] = Indicates confidential information omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

regulations of its jurisdiction of incorporation, organization, or chartering;

(ii)it has, and throughout the Term will retain, the full right, power, and authority to enter into this Agreement and to perform its obligations hereunder;

(iii)the execution of this Agreement by its representative whose signature is set forth at the end hereof has been duly authorized by all necessary corporate or organizational action of the Party;

(iv)it has not entered into any agreement which conflicts with the terms of this Agreement and that it will not do so during the Term of this Agreement; and

(v)when executed and delivered by such Party, this Agreement will constitute the legal, valid, and binding obligation of that Party, enforceable against that Party in accordance with its terms.

(b)Sun Representations and Warranties.  Sun represents, warrants, and covenants to Tactile that as of the Effective Date:

(i)it is the sole and exclusive owner or licensee of the Licensed IP and that to its knowledge all such Licensed IP is valid and enforceable;

(ii)to its knowledge, neither the Existing Products nor the Licensed IP as used in any Existing Products  does or would infringe, misappropriate, or otherwise violate any patent, trade secret, or other intellectual property of any third party;

(iii)the Licensed IP includes all the intellectual property owned by Sun, or in which Sun has a licensable interest, that are necessary or useful for Tactile to make, have made, use, offer to sell, sell, import, export and otherwise transfer the Existing Products in the Field within the Territory;

(iv)it has retained, and throughout the Term will retain, the right, power, and authority to grant the license hereunder;

(v)neither its grant of the license, nor its performance of any of its obligations, under this Agreement does or will at any time during the Term:

(1)conflict with or violate any applicable law, regulation, rule, order;

(2)require the consent, approval, or authorization of any governmental or regulatory authority, or other third party; or

[***] = Indicates confidential information omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(3)require the provision of any payment or other consideration to any third party;

(vi)it has not granted and will not grant any licenses or other contingent or non-contingent right, title, or interest under or relating to Licensed IP in the Field within the Territory, or is or will be under any obligation, that does or will conflict with or otherwise affect this Agreement, including any of Sun’s representations, warranties, or obligations or Tactile’s rights or licenses hereunder;

(vii)there is no settled, pending or to its knowledge threatened litigation or reissue application, re-examination, post-grant, inter partes, or covered business method patent review, interference, derivation, opposition, claim of invalidity, or other claim or proceeding (including in the form of any offer to obtain a license):

(1)challenging Sun’s ownership of, or right to practice or license, any Licensed IP, or alleging any adverse right, title, or interest with respect thereto; or

(2)alleging that the practice of any Licensed IP or the making, using, offering to sell, sale, importation, exportation, or other transfer of any Product does or would infringe, misappropriate, or otherwise violate any patent, trade secret, or other intellectual property of any third party; and

(viii)it has not received any written, oral, or other notice of any litigation, claim, or proceeding described in Section 10(b)(vii) and, upon receipt of any such notice, Sun will promptly notify Tactile of such notice; and

(ix)that it is the sole and exclusive owner of an FDA 510K clearance for each Existing Product.

(c)Tactile Representations, Warranties and Covenants.  Tactile represents, warrants and covenants to Sun that as of the Effective Date:

(i)it shall not intentionally damage the reputation of Sun during the Term of this Agreement;

(ii)it will fulfill all of its obligations in this Agreement, work in good faith with Sun with respect to the Products, and market and sell Products in good faith;

(iii)it will not take any action in bad faith or with an intent of avoiding or reducing any amount payable to Sun hereunder;

(iv)it will not sell, promote, or distribute the Products outside of the Field or Territory; and

[***] = Indicates confidential information omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(v)it has no knowledge of infringement by the Existing Products of any third party intellectual property rights.

(d)Disclaimer.  OTHER THAN THE EXPRESS WARRANTIES HEREIN, EACH PARTY MAKES NO OTHER WARRANTY AND HEREBY EXPRESSLY DISCLAIMS ALL OTHER WARRANTIES OF ANY KIND, EXPRESS OR IMPLIED, EITHER IN FACT OR BY OPERATION OF LAW, BY STATUTE OR OTHERWISE, AND EACH PARTY SPECIFICALLY DISCLAIMS ANY OTHER WARRANTIES, WHETHER WRITTEN OR ORAL, INCLUDING ANY WARRANTY OF QUALITY, MERCHANTABILITY OR FITNESS FOR A PARTICULAR USE OR PURPOSE OR ANY WARRANTY AS TO THE VALIDITY OF ANY PATENTS OR THE NON-INFRINGEMENT OF ANY INTELLECTUAL PROPERTY RIGHTS OF THIRD PARTIES.

11.Indemnification; Limitation of Liability

(a)General Indemnification by Tactile.  Tactile will indemnify, defend, and hold harmless Sun and its Affiliates and its and their officers, directors, employees, agents, successors, and assigns (each, an Sun Indemnitee”) against all Losses arising out of or resulting from any third-party claim, suit, action, or proceeding (each an “Action”) related to, arising out of, or resulting from Tactile’s (i) breach of any representation, warranty, covenant, or obligation under this Agreement, (ii) manufacture, promotion, distribution and sale of the Products by Tactile after the Effective Date, or (iii) gross negligence or willful misconduct by Tactile.

(b)General Indemnification by Sun.  Sun will indemnify, defend, and hold harmless Tactile and its Affiliates and its and their officers, directors, employees, agents, successors, and assigns (each, an “Tactile Indemnitee”) against all Losses arising out of or resulting from any Action related to, arising out of, or resulting from Sun’s (i) breach of any representation, warranty, covenant, or obligation under this Agreement, (ii) manufacture, promotion, distribution and sale of the Products by Sun prior to the Effective Date or by Sun outside of the Field or the Territory after the Effective Date, or (iii) gross negligence or willful misconduct by Sun.

(c)Infringement Claims.  Sun will indemnify, defend, and hold harmless each of the Tactile Indemnitees against all Losses arising out of, resulting from or relating to any Action involving a claim of infringement of any patent or other intellectual property rights of any third party by (i) any manufacture, use, sale, offer for sale, importation, exportation, or transfer of any Existing Product, or (ii) the exercise of any rights or privileges by Tactile granted to it under this Agreement for the use of the Licensed IP with respect to the Existing Products.

(d)Indemnification Procedure. The applicable Tactile Indemnitee or Sun Indemnitee will promptly notify the indemnifying party in writing of any Action and cooperate with the indemnifying party at the indemnifying party’s sole cost and expense. The indemnifying party will immediately take control of the defense and investigation of the Action and will employ counsel reasonably acceptable to the applicable Tactile Indemnitee or Sun Indemnitee to handle and defend the same, at the indemnifying party’s sole cost and expense. The indemnifying party

[***] = Indicates confidential information omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

will not settle any Action in a manner that adversely affects the rights of any indemnified party without the indemnified party’s prior written consent, which will not be unreasonably withheld or delayed. The indemnified party’s failure to perform any obligations under this Section 11(d) will not relieve the indemnifying party of its obligation under this Section 11 except to the extent that the indemnifying party can demonstrate that it has been materially prejudiced because of the failure. The indemnified party may participate in and observe the proceedings at its own cost and expense with counsel of its own choosing.

(e)Exclusion of Consequential and Other Direct Damages. To the fullest extent permitted by law, neither Tactile nor Sun will be liable to the other party for any injury to or loss of goodwill, reputation, business production, revenues, profits, anticipated profits, contracts, or opportunities (irrespective of how these are classified as damages), or for any consequential, incidental, indirect, exemplary, special, punitive, or enhanced damages whether arising out of breach of contract, tort (including negligence) or otherwise (including the entry into, performance or breach of this Agreement), regardless of whether such damage was foreseeable and whether or not such party has been advised of the possibility of such damages.

12.Miscellaneous

(a)Bankruptcy. All rights and licenses granted by Sun under this Agreement are and will be deemed to be rights and licenses to “intellectual property” and all Products are and will be deemed to be “embodiment(s)” of “intellectual property” for purposes of, and as such terms are used in and interpreted under, Section 365(n) of the United States Bankruptcy Code (the “Bankruptcy Code”). Tactile will have the right to exercise all rights and elections with respect to all Products. Without limiting the generality of the foregoing, Sun acknowledges and agrees that, if Sun or its estate will become subject to any bankruptcy or similar proceeding:

(i)subject to Tactile’s rights of election under the Bankruptcy Code, all rights and licenses granted to Tactile hereunder will continue subject to the terms and conditions of this Agreement, and will not be affected, even by Sun’s rejection of this Agreement; and

(ii)Tactile will be entitled to a complete duplicate of (or complete access to, as appropriate) all such intellectual property and embodiments of intellectual property comprising or relating to any Product, and the same, if not already in Tactile’s possession, will be promptly delivered to Tactile, unless Sun elects to and does in fact continue to perform all its obligations under this Agreement.

(b)Further Assurances. Each Party will, upon the reasonable request of the other Party, promptly execute such documents and perform such acts as may be necessary to give full effect to the terms of this Agreement.  Upon execution of this Agreement and each renewal of the Term, Sun will file proper registration of

[***] = Indicates confidential information omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

this Agreement with all necessary government authorities pursuant to the relevant laws and regulations for Sun to perform its obligations hereunder.

(c)Independent Contractors. The relationship between the Parties is that of independent contractors. Nothing contained in this Agreement will be construed as creating any agency, partnership, joint venture, or other form of joint enterprise, employment, or fiduciary relationship between the Parties, and neither Party will have authority to contract for or bind the other Party in any manner whatsoever.

(d)Assignment.  This Agreement may not be assigned by either Party, without the prior written consent of the other Party, except to (i) an Affiliate; or (ii) any third party who will acquire, by sale of assets or otherwise (including merger), all or substantially all the assets of such Party.  No such assignment will relieve the assigning Party of its obligations hereunder.  Any permitted sale or transfer of the Licensed IP by Sun is expressly subject to the terms and conditions of this Agreement and Sun shall so inform the prospective purchaser or transferee.

(e)Notices.  All notices, requests or other communication required or permitted to be given under this Agreement will be in writing and will be delivered in person (including express courier, such as Federal Express) or sent by certified or registered mail, postage and certification prepaid, to Tactile or Sun, at the address set forth below. The notifying party will provide electronic mail copy to the other of the written hard copy communication promptly after it is mailed. Any notice given as aforesaid will be deemed given and effective upon actual delivery.  Any Party may change its address for notice by notice given in accordance herewith.

If to Sun:

145 Palisade Street,

Suite LL11

Dobbs Ferry, New York 10522

Attn: Dr. Sundaram Ravikumar

Email:  ravi@sun-scientific.com

and      Vikram@sun-scientific.com

With a copy (which shall not constitute notice) to:

William F. Shea, LLC

1010 Poinsettia Road

Del Ray Beach, Florida 33483

Attn: William F. Shea

Email:  wshea@sheallc.com

If to Tactile:

Tactile Systems Technology, Inc.

[***] = Indicates confidential information omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

1331 Tyler Street NE

Suite 200

Minneapolis, MN  55413

Attn: Darin Oenning

Email:  doenning@tactilemedical.com

With a copy (which shall not constitute notice) to:

Faegre Baker Daniels LLP

2200 Wells Fargo Center

90 South Center Street

Minneapolis, MN  55402

Attn:  Jonathan Zimmerman and Jonathan Nygren

Email:  jon.zimmerman@faegrebd.com

jon.nygren@faegrebd.com

(f)Consents.  Any approval, authorization or consent required by this Agreement must be in writing, duly signed by an authorized representative of the granting party.  The withholding of an approval, authorization or consent for regulatory, quality, or competitive reasons will not be deemed unreasonable.

(g)Governing Law and Forum.  This Agreement will be construed in accordance with and governed by the laws of the State of Delaware, USA, without regard to its conflicts of law principles.  EACH PARTY HEREBY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF ANY STATE OR FEDERAL COURT SITTING IN WILMINGTON, DELAWARE IN ANY ACTION, SUIT OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT AND TO THE RESPECTIVE COURTS TO WHICH AN APPEAL OF THE DECISIONS OF ANY SUCH COURTS MAY BE TAKEN, AND EACH PARTY AGREES NOT TO COMMENCE, OR COOPERATE IN OR ENCOURAGE THE COMMENCEMENT OF, ANY SUCH ACTION, SUIT OR PROCEEDING, EXCEPT IN SUCH A COURT.  EACH PARTY HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT IT MAY DO SO, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE THEREIN OF SUCH AN ACTION, SUIT OR PROCEEDING.  EACH PARTY HEREBY EXPRESSLY WAIVES ANY RIGHT IT MAY HAVE TO A JURY TRIAL IN ANY SUCH ACTION, SUIT OR PROCEEDING.

(h)Entire Agreement; Amendments.  This Agreement represents the complete agreement of the Parties relative to the covered subjects and supersedes and controls any prior representations or agreements relative to those subjects.  This Agreement may be modified only by an instrument in writing executed on behalf of Sun and Tactile by their respective duly authorized officers.

(i)Waiver.  No waiver by either Party of any default of the other Party will be held to be a waiver of any other or subsequent default.  The election by either Party of any particular right or remedy will not be deemed to exclude any other; and all rights and remedies of either Party will be cumulative.

[***] = Indicates confidential information omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(j)Severability.  If any provision contained or referred to in this Agreement will be determined to be legally invalid or unenforceable, such provision will be ineffective to the extent of such invalidity or unenforceability without affecting the remaining provisions of this Agreement which will continue to be valid and enforceable to the fullest extent permitted by law.

(k)Counterparts.  This Agreement may be signed in one or more counterparts (including faxed copies), each of which will be deemed one and the same original. Reproductions of this executed original (with reproduced signatures) will be deemed to be original counterparts of this Agreement.

[Signature page follows]

[***] = Indicates confidential information omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

The Parties have caused this Agreement to be executed as of the Effective Date.

TACTILE SYSTEMS TECHNOLOGY, INC.Sun SCIENTIFIC, INc.

By: /s/ Gerald R. Mattys                             By:  /s/ S Ravikumar_______________

Print Name: Gerald R. Mattys                    Print Name: S Ravikumar___________

Title: CEO                                               Title: CEO______________________

[***] = Indicates confidential information omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Exhibit A

Licensed Patents

Status	Pat/Pub No.	App. No.	Filing Date	Grant Date	Assignee
Active	US7850629	11/120,057	5/2/2005	12/14/2010	N/A
Active	US7559908	11/110,323	4/20/2005	7/14/2009	N/A
Active	US9033906	12/855,185	8/12/2010	5/19/2015	Sun
Active	US7276037	11/050,104	1/24/2005	10/2/2007	Sun
Pending	US2012/0316480	13/444,600	4/11/2012		Sun
Pending	US2015/0245975	14/714,706	5/18/2015		Sun
Pending		PCT/US17/048241	8/23/2017		Sun

[***] = Indicates confidential information omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Exhibit B

Licensed Brands

Common-Law Marks:

Aero-Wrap™

Aero-Wrap Acute™

Aero-Wrap Lite™

AeroGauge™

AeroGauge Lite™

[***] = Indicates confidential information omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

EXHIBIT C

Licensed Manufacturing Know-How

1.	Approach for addressing the customer complaint as outlined in the iiMed memo dated October 9, 2017 with the topic entitled “Aero-Wrap Top Strap Tearing”
2.	Welding techniques as described in the one-page file called “SSci - Multi-Fabric Layered weld Overview.pdf”
3.	Manufacturing drawings and kits for manufacturing Existing Products:
a.	AW6X80-XX-D Aero-Wrap Kits.PDF
b.	AW8X80-XX-B Aero-Wrap Lite Kits.PDF
c.	AW5150-XX-A Brace Assy-Small, Short.PDF
d.	AW5250-XX-A Brace Assy-Medium, Short.PDF
e.	AW5350-XX-A Brace Assy-Large, Short.PDF
f.	AW5550-XX-A Brace Assy-XLarge, Short.PDF
g.	AW6015-1 Valve Cap Assy.PDF
h.	AW6063-XX-B Display Box.PDF
i.	AW6072-XX-B Contents Label.PDF
j.	AW6073-XX-D Barcode Label.PDF
k.	AW6074-A Tamper Tape.PDF
l.	AW6150-XX-D Brace Assy-Small.PDF
m.	AW6250-XX-D Brace Assy-Medium.PDF
n.	AW6350-XX-D Brace Assy-Large.PDF
o.	AW6550-XX-D Brace Assy-XLarge.PDF
p.	AW7020-XX-A Comfort Stockinette Pair.PDF
q.	AW8073-XX-A Barcode Label (Lite).PDF
r.	DW6003-B Face Connector.PDF
s.	DW6074-XX-B Dispenser Box Contents Label.PDF
t.	DW6077-A Polybag.PDF
u.	DW6150-C Brace Assy-Small.PDF
v.	DW6250-C Brace Assy-Medium.PDF
w.	DW6350-C Brace Assy-Large.PDF
x.	DW6550-C Brace Assy-XLarge.PDF
y.	PA2011-A PV-13 Check Valve.PDF

[***] = Indicates confidential information omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

z.	PA2019-A Tube.PDF
aa.	PA2020-XX-22 Valve Dial.PDF
bb.	PA2021-A Valve Base.PDF
cc.	PA2025-A Male Luer Slip.PDF
dd.	PA2030-XX-A Cyanoacrylate Adhesive.PDF
ee.	PA2031-A Umbrella Valve.PDF
ff.	PA2032-A O-Ring.PDF
gg.	PA2033-A Detent Spring.PDF
hh.	PA2034-A Detent Ball.PDF
ii.	PA2035-A Drive Screw.PDF
jj.	PA2036-A Washer.PDF
kk.	PA2045-XX-B Pump Label.PDF
ll.	PA2046-A Grease.PDF
mm.	PA2047-A Polybag.PDF
nn.	PA2051-7 Squeeze Bulb Assy.PDF
oo.	PA2052-XX-B AeroGauge.PDF
pp.	VU6010-C Valve Cap.PDF
qq.	VU6154-XX-A1 Extension Panel Assy, Small.PDF
rr.	VU6354-XX-A1 Extension Panel Assy, Large.PDF
4.	Product specification documents for Existing Products:
a.	PS-AW6050, revB.pdf – for Aero-Wrap
b.	PS-AW7050 Rev. A Aero-Wrap Lite Product Specification.pdf – for Aero-Wrap Lite
c.	PS-DK6050Rev A, KIT PRODUCT SPECIFICATION latest.pdf – for Aero-Wrap Acute
d.	PS-PA2052-A AeroGauge Product Specification.pdf – for Aerogauge

[***] = Indicates confidential information omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.